PROXY RESULTS (Unaudited)


During the six months ended May 31, 2004, The Hyperion Strategic Mortgage Income Fund, Inc. shareholders voted on the following proposals at shareholders meetings on December 9, 2003 and April 13, 2004.
The description of each proposal and number of shares voted are as follows:

December 9, 2003 Meeting:

1.  Approval of New Investment Sub-Advisory
           Agreement:

Shares Voted For 9,528,731
Shares Voted Against 108,960
Shares Voted Abstain 115,752


April 13, 2004 Meeting:

1.  To elect to the Funds Board of Directors
           Rodman L. Drake:

Shares Voted For: 9,979,003
Shares Voted Against: 0
Shares Voted Abstain: 48,982


2.  To elect to the Funds Board of Directors
           Harry E. Petersen:

Shares Voted For: 9,979,003
Shares Voted Against: 0
Shares Voted Abstain: 48,982


3.  To elect to the Funds Board of Directors
           Clifford E. Lai:

Shares Voted For: 9,979,003
Shares Voted Against: 0
Shares Voted Abstain: 48,982


4.  To select PricewaterhouseCoopers LLP as the
           independent auditors:

Shares Voted For: 9,924,233
Shares Voted Against: 23,482
Shares Voted Abstain: 80,270